Exhibit 99.1

FinjanMobile Announces Launch of its Gen3 Mobile Secure Browser, VitalSecurity

Available in both the Apple and Google Play Stores

EAST PALO ALTO, CA – 10/25/16 -- Finjan Holdings, Inc. (NASDAQ:FNJN), a cybersecurity company, today announced that its subsidiary, Finjan Mobile, Inc. released its Gen3 VitalSecurityTM Browser, available in the Google Play Store (for Android devices) or the Apple Store (for Apple devices), which offers consumers the best in category security and privacy features for securing mobile devices from malicious internet content. The completely redesigned Gen3 browser is based on user and market feedback and embodies Finjan’s core patented technologies.
“Mobile security and privacy are key drivers in today’s marketplace. Our solutions are needed to protect consumer data and interactions over the internet, which are virtually non-existent,” said Finjan’s President and CEO, Phil Hartstein. “FinjanMobileTM will continue to innovate through its mobile security product offerings and is currently evaluating a number of partnerships to bring industry leading technologies to market.”

FinjanMobile’s VitalSecurity Browser offers complete browser functionality and displays detailed analysis of virus and malware threats aggregated from over 60 top virus companies. Importantly, the Gen3 Browser offers full transparency of the browsing experience while guarding a user’s privacy by not collecting any personal data. It features biometric and passcode security enabled through mobile device hardware to further protect the user’s experience.

“VitalSecurity is a fully functional browser that offers protection for both mobile and tablet devices. Users can safely browse the internet and be warned that sites might contain malicious or suspicious content,” commented Scot Robinson, Director of FinjanMobile. “Not only will the user be warned about malicious sites, they can see further details on the scan and from where the unknown content was found. Fingerprint identifier and passcode features further protect both the user and their devices. Our current offering is much improved both from a functional and visual standpoint but there are many more features to come.”

The Gen3 VitalSecurity Browser can be downloaded onto your smartphone or tablet from the Google Play Store (for Android devices), or the Apple Store (for Apple devices). You use Finjan's app as a more private and secure substitute to other browsers such as Safari, Chrome or Firefox.

ABOUT FINJAN HOLDINGS, INC.
Established nearly 20 years ago, Finjan Holdings, Inc. is a globally recognized leader in cybersecurity. Finjan Inc.'s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.
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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.
Investor Contact:
Vanessa Winter | Finjan Holdings, Inc.
Capital Markets Group LLC
(650) 282-3245
investors@finjan.com